Exhibit 99.1

VIA NET.WORKS APPOINTS RAYMOND WALSH AS CEO;

RHETT WILLIAMS STEPS DOWN

Amsterdam, The Netherlands, 28 January 2005 – VIA NET.WORKS, Inc. (Nasdaq: VNWI; Euronext), a leading provider of business communication solutions to small- and medium-sized enterprises in Europe and the U.S., today announced that its Board of Directors has appointed Raymond Walsh as Chief Executive Officer, effective immediately, replacing Rhett Williams, who has stepped down.

Mr. Walsh (39) has served as VIA’s Senior Vice President, Technology and Operations since June 2002. Mr. Walsh has over 16 years of experience in international telecommunications and IT companies and has acted in senior management and operations roles.

 “VIA appreciates Rhett Williams’ contribution to the company over the past two years,” stated Michael McTighe, Chairman.  “Going forward, we are confident that Ray Walsh, working with our executive team, has the focus and experience needed to guide us through the challenges and opportunities still ahead of us.”

About VIA NET.WORKS, Inc.

VIA NET.WORKS, Inc. (Nasdaq: VNWI; Euronext) is a leading provider of business communication solutions to more than 135,000 small- and medium-sized businesses in Europe and the United States. VIA offers a comprehensive portfolio of business communications services, including hosting, security, connectivity, networks, voice and professional services. Website: www.vianetworks.com.

Investor Contact: Mike Geczi Tel: +1 212-300-1801 Cell: +1 917 439 8377 Email: mgeczi@apcoworldwide.com	Media Contact: Piers Schreiber Tel: +31 20 502 0072 Cell: +31 65 535 8087 Email: pschreiber@vianetworks.com